Exhibit 5

Vorys, Sater, Seymour and Pease LLP Legal Counsel	301 East Fourth Street Suite 3500, Great American Tower Cincinnati, OH 45202 513-723-4000 | www.vorys.com Founded 1909

September 10, 2012

Camco Financial Corporation

814 Wheeling Avenue

Cambridge, Ohio 43725

Ladies and Gentlemen:

We have acted as counsel to Camco Financial Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 filed on July 17, 2012 and as amended thereafter (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including the Prospectus filed as a part thereof (the “Prospectus”), relates to the offer and sale (the “Offering”) of the following securities of the Company:

(a)	7,468,087 subscription rights, each to purchase one share of the Company’s common stock, par value $1.00 per share (the “Subscription Rights”), subject to proration if the number of Subscription Rights exercised exceeds the aggregate number of shares being made available in the Offering;
(b)	5,714,286 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), issuable upon the exercise of the Subscription Rights (the “Subscription Shares”);

(c)	warrants to purchase 2,857,143 shares of Common Stock, each deliverable upon the purchase of two shares of Common Stock in the Offering (the “Warrants”); and

(d)	2,857,143 shares of Common Stock, issuable upon exercise of the Warrants (the “Warrant Shares”).

For purposes of giving the opinions hereinafter set forth, we have examined such documents, records and matters of law as we have deemed necessary for the purposes of such opinions. We have examined, among other documents, originals or copies of the following:

(a)	an Officer’s Certificate executed by the Chief Executive Officer and Chairman of the Company as to certain factual matters (the “Officer’s Certificate”);

Camco Financial Corporation

(b)	the Certificate of Incorporation of the Company and amendments thereto, as certified by the Secretary of State of the State of Delaware on August 28, 2012 (collectively, the “Certificate”);

(c)	the Bylaws, as amended to date, of the Company, the completeness and accuracy of which have been certified to us as part of the Officer’s Certificate (the “Bylaws”);

(d)	the Registration Statement, including the Prospectus;

(e)	a copy of the resolutions adopted by the Company’s Board of Directors at a meeting duly held and called on (i) July 16, 2012 to approve the Registration Statement and the execution and filing thereof, the issuance of the Subscription Rights, the Warrants, the Subscription Shares and the Warrant Shares and other matters in connection with the Offering, and (ii) August 13, 2012 to approve the pricing of the Common Shares and certain documents related to the Offering, the adoption and effectiveness of which resolutions have been certified to us as part of the Officer’s Certificate; and

(f)	a Certificate from the Secretary of State of the State of Delaware, dated August 31, 2012, with respect to the good standing of the Company.

The opinions set forth below are subject to the following limitations, qualifications and assumptions:

We have assumed, for purposes of the opinions expressed herein, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed, reproduced or electronic copies and the authenticity of the originals of such latter documents. As to facts material to the opinions and assumptions expressed herein, we have, with your consent, relied on oral or written statements and representations of officers and other representatives of the Company and others, including, but not limited to, the statements in the Officer’s Certificate. We have not independently verified such matters. We assume that registration of securities for sale under all applicable federal and state securities laws will be accomplished prior to the offer and sale of the securities.

Based upon and subject to the foregoing and the further qualifications and limitations set forth below and such legal considerations as we have deemed relevant, we are of the opinion that:

(1)	the issuance of the Subscription Rights has been duly authorized by the Company and, upon issuance as described in the Prospectus, will be legally issued and binding obligations of the Company;

Camco Financial Corporation

(2)	the Warrants have been duly authorized by the Company and, upon issuance as described in the Prospectus, will be legally issued and binding obligations of the Company;

(3)	the Subscription Shares have been duly authorized and, assuming issuance in connection with the Subscription Rights in accordance with the terms thereof, including payment to the Company of the exercise price for such Subscription Shares in full, such Subscription Shares will be validly issued, fully paid and nonassessable; and

(4)	the Warrant Shares have been duly authorized and, assuming issuance in connection with the exercise of each Warrant in accordance with the terms thereof, including payment to the Company of the exercise price for such Warrant Shares in full, such Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited solely to (i) the federal laws of the United States of America and (ii) the laws of the State of Delaware, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “LEGAL MATTERS” in the Prospectus comprising a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission promulgated thereunder.

It is our understanding that this opinion is to be used only in connection with the offer and sale of the securities covered by the Registration Statement while the Registration Statement is in effect.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP

Vorys, Sater, Seymour and Pease LLP